UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Churchill Capital Corp III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 5, 2020, Churchill Capital Corp III issued the following press release:

M. Klein & Company Intends to Acquire an Additional $50 million in Shares of Churchill Capital Corp III

NEW YORK, NY, Oct. 5, 2020 – Churchill Capital Corp III (“Churchill III”) (NYSE: CCXX), a public investment vehicle, today made the following statement:

M. Klein & Company LLC (“MKC”), an affiliate of Churchill III’s sponsor, or one or more affiliates of MKC intends to acquire an additional $50 million of Churchill III’s outstanding shares, either through purchases on the open market or through privately negotiated transactions as appropriate. MKC believes Churchill III’s shares currently are undervalued and do not reflect the future opportunity of the company. The timing and actual numbers of shares purchased will depend on a variety of factors, including price and other market conditions. Any such purchases will be conducted in accordance with applicable legal requirements. Further, any such shares will not be subject to any transfer restrictions or vesting requirements (except pursuant to applicable law). While MKC (or its affiliate) currently intends to acquire such shares, it is under no obligation to do so.

About Churchill Capital Corp III

Churchill Capital Corp III is a public investment vehicle formed for the purpose of effecting a merger, acquisition, or similar business combination. Churchill III was founded by a group of leading current and former business and financial leaders. Churchill III’s securities are traded on the New York Stock Exchange under ticker symbols CCXX, CCXX.WS and CCXX.U. Churchill III raised $1.1 billion of cash proceeds in an initial public offering in February 2020. The first public equity investment company by Churchill III’s sponsor, Churchill Capital Corp, led by Jerre Stead, merged with Clarivate Analytics, a leading provider of comprehensive intellectual property and scientific information, analytical tools, and services in May 2019. Churchill Capital Corp II and Churchill Capital Corp IV are actively pursuing initial business combination targets in any business or industry. For more information, visit iii.churchillcapitalcorp.com

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. Investors are also encouraged to review the risks and uncertainties indicated in the definitive proxy statement filed with SEC on September 18, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed in connection with the business combination with SEC by Churchill III. Forward-looking statements speak only as of the date made and, except as required by law, Churchill III and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill III may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill III filed a definitive proxy statement with the SEC on September 18, 2020. Stockholders are urged to read the definitive proxy statement and any other documents filed with the SEC in connection with the proposed business combination or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill III when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Media Contacts

Churchill Capital Corp III: Steven Lipin or Felipe Ucros at Gladstone Place Partners 212-230-5930